EXHIBIT 99.1

LEVI	1155 Battery Street, San Francisco, CA 94111
STRAUSS & Co.
NEWS	Investor Contact:	Allison Malkin Integrated Corporate Relations, Inc. (203) 682-8200

	Media Contact:	Jeff Beckman Levi Strauss & Co. (415) 501-3317
LEVI STRAUSS & CO. BOARD NAMES CEO DESIGNATE
Board Also Reduces Number of Directors
SAN FRANCISCO (July 17, 2006) — Levi Strauss & Co. (LS&CO.) today announced that its chief operating officer, John Anderson, will become the company’s next president and chief executive officer when Phil Marineau retires at the end of the company’s fiscal year, November 26, 2006.
On July 6, 2006, LS&CO. announced Marineau’s retirement and the promotion of Anderson as chief operating officer. At the time, the company stated that the board of directors would be meeting to reaffirm its CEO succession plan. The board met on July 13 and accepted Marineau’s recommendation to designate Anderson, a 27-year veteran of the company, as its next president and CEO.
“John is an excellent choice to lead LS&CO. to sustained, profitable growth,” said Phil Marineau, chief executive officer. “John has consistently delivered exceptional results in various leadership roles worldwide and has a tremendous following in the company. Based on his long and extensive service with LS&CO., John is keenly aware of what it will take to continue to build our brands and businesses globally.”
“I am absolutely thrilled and honored to have the opportunity to lead such a distinguished company,” said Anderson. “Phil and I will work very closely during the next several months to ensure a smooth transition and build on our business momentum. I look forward to capitalizing on LS&CO.’s global market presence and optimizing growth opportunities for the company and our shareholders.”
— more —

LS&CO. Board Decisions
July 17, 2006
John Anderson, 55, has been leading the Asia Pacific Division since 1999 and the company’s global supply chain organization since March 2004. In addition to the markets throughout Asia, the division includes Latin America, the Middle East and Africa. Anderson joined LS&CO. in 1979 as a product manager in Australia. He was promoted through a series of increasingly responsible merchandising positions in Europe and the United States, including vice president, merchandising and product development for the U.S. Levi’s® brand in 1995. Anderson served as general manager of Levi Strauss Canada and as president of Levi Strauss Canada and Latin America from 1996 to 1998. He also was the interim president of Levi Strauss Europe from September 2003 to February 2004.
The company also announced today that five members of its 14-member board of directors stepped down from the board on July 13 as part of a planned reduction in the size of the board. The five individuals are Angela Glover Blackwell, a director since 1994; Robert E. Friedman, a director since 1998; James C. Gaither, a director since 1988; Miriam L. Haas, a director since 2004; and Walter J. Haas, a director since 1995.
“We are taking this action now in line with current corporate best practices, which for us means a smaller board and a higher proportion of non-family, independent outside directors,” said Bob Haas, LS&CO.’s non-executive chairman. “On behalf of our board, I want to thank our departing directors who collectively have provided more than 50 years of service to LS&CO. We have deeply appreciated their valuable insights and many years of devoted service to the company.”
LS&CO.’s nine-member board now includes Peter A. Georgescu, a director since 2000; Peter E. Haas, Jr., a director since 1985; Robert D. Haas, a director since 1984; F. Warren Hellman, a director since 1985; Patricia A. House, a director since 2003; Leon J. Level, a director since 2005; Philip A. Marineau, a director since 1999; Patricia Salas Pineda, a director since 1991; and T. Gary Rogers, a director since 1998. The company expects John Anderson to replace Phil Marineau on the board when he assumes the CEO role later this year.
# # #
This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2005, especially in the Management’s Discussion and Analysis - “Financial Condition and Results of Operations” and “Risk Factors” sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.